Exhibit 10.1

LADDER CAPITAL REALTY FINANCE INC

PRIVATE PLACEMENT PURCHASE AGREEMENT

PRIVATE PLACEMENT PURCHASE AGREEMENT (this “Agreement”) made as of this [    ] day of October, 2009, by and between Ladder Capital Realty Finance Inc, a Maryland corporation (the “Company”), Ladder Capital Finance Holdings LLC, a Delaware limited liability company (“Holdings”), Ladder Capital Realty Finance Holdings LLC, a wholly-owned subsidiary of Holdings (the “Ladder Investor”) and Ladder Capital Finance Portfolio LLC, a wholly-owned subsidiary of Holdings (the “CMBS Subsidiary”).

WHEREAS, Holdings, the Ladder Investor and the CMBS Subsidiary have a substantive, pre-existing relationship with the Company;

WHEREAS, the Company has filed a registration statement on Form S-11 (File No. 333-160667) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “SEC”) in connection with a proposed initial public offering (the “IPO”) of [        ] shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”);

WHEREAS, Ladder Capital Finance I LLC, a wholly-owned subsidiary of Holdings, transferred the senior first mortgage whole loans set forth on Exhibit C hereto (the “Whole Loans”) to Ladder Investor on October [    ], 2009;

WHEREAS, the CMBS Subsidiary owns the Term Asset-Backed Securities Loan Facility financed commercial mortgage-backed securities set forth on Exhibit D hereto (the “CMBS” and together with the Whole Loans, the “Initial Assets”); and

WHEREAS, concurrent with the consummation of the IPO, in exchange for the Initial Assets and a cash payment representing the amount by which the value of the Private Placement Shares (as defined below) exceeds the then current book value of the Initial Assets, which is original cost, adjusted to reflect any receipt of interest payments, principal prepayments, amortized origination fees, and accrual of unpaid interest, calculated on an asset-by-asset basis (the “Deemed Value”), subject to adjustment in accordance with Section 1.2 (the “Cash Payment”), the Company desires to issue and sell, and Holdings desires to cause the Ladder Investor to purchase, upon the terms and conditions set forth in this Agreement, shares of Common Stock representing the lesser of (i) 20% of the gross proceeds raised in IPO (without giving effect to any exercise by the underwriters of their overallotment option or grants of restricted Common Stock) and the transaction contemplated by this Agreement or (ii) shares of Common Stock having an aggregate value of $100 million (the “Private Placement Shares” and each, a “Private Placement Share”); provided, however, the number of shares of Common Stock comprising the Private Placement Shares will at least be the number of shares of Common Stock with an aggregate value equal to the Initial Assets, based on the purchase price per Private Placement Share equal to the public offering price per share of Common Stock sold in the IPO.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.    Sale and Purchase of Private Placement Shares; Contribution of the Initial Assets.

1.1    Subject to and concurrent with the consummation of the IPO, the Company shall, subject to sections 1.2 and 1.3, issue and sell to the Ladder Investor and Holdings shall cause the Ladder Investor to purchase from the Company, at a purchase price per Private Placement Share equal to the public offering price per share of Common Stock sold in the IPO, the Private Placement Shares for consideration consisting of: (i) the transfer, assignment, conveyance and delivery by the Ladder Investor to Ladder Capital Realty LLC, a wholly-owned subsidiary of the Company (the “LCR”), of all right, title and interest in and to the Whole Loans on the terms and subject to the conditions of this Agreement; (ii) the transfer, assignment, conveyance and delivery by the CMBS Subsidiary to the Ladder Capital Realty CMBS LLC, a wholly-owned subsidiary of the Company (the “LCR-CMBS” and together with the LCR, the “REIT’s Subsidiaries”), of all right, title and interest in and to the CMBS on the terms and subject to the conditions of this Agreement; and (iii) the wire of the Cash Payment pursuant to Section 4.2.

1.2    The transfer of the CMBS is subject to certain conditions and consent by the Federal Reserve Bank of New York pursuant to the Master Loan Security Agreement relating to the Term Asset Backed Securities Loan Facility, dated September 15, 2009 (the “MLSA”), as well as consent by the TALF Agents (as defined in the MLSA) pursuant to the customer agreements (the “Customer Agreements”), and to the extent that such consents are not obtained with respect to any CMBS by the closing of the IPO (the “Declined CMBS”), (i) Holdings will increase the Cash Payment by the Deemed Value of the Declined CMBS and (ii) to the extent that such conditions and consents by the Federal Reserve Bank of New York and the TALF Agents are obtained within 30 days of the closing of the IPO and the transaction contemplated by this Agreement, the REIT’s Subsidiaries shall have the right but not the obligation, subject to the approval of a majority of the independent directors of the Company, to purchase the Declined CMBS from the CMBS Subsidiary on terms economically equivalent to the terms of this Agreement.

1.3    As a condition precedent to the consummation of the transaction contemplated by this Agreement, the directors of the Company will waive the 9.8% ownership limit in the charter of the Company in order to allow the Ladder Investor and its affiliates to own up to 22.0% by value or number of shares, whichever is more restrictive, of the outstanding shares of common or capital stock of the Company.

2.    Closing. The closing (the “Closing”) of the purchase and sale of the Private Placement Shares hereunder, including payment for and delivery of the Private Placement Shares and the delivery of the Initial Assets, will take place at the offices of the Company or the Company’s legal counsel concurrently with, and shall be subject to, the completion of the IPO (the “Closing Date”).

3.    Closing Allocations.

3.1    The CMBS Subsidiary and the Ladder Investor, as applicable, are entitled to (i) all payments of principal on the Initial Assets, as well as any prepayment penalty or premium associated therewith, that are due on or before the Closing Date and that are collected on or before that date, (ii) all payments of principal on the Initial Assets, as well as any prepayment penalty or premium associated therewith, that are due on or before the Closing Date and that are collected after that date, and (iii) all payments of interest that represent interest accruing on the Initial Assets through and including the day prior to the Closing Date. If and to the extent any such payments are received by the REIT’s Subsidiaries, the REIT’s Subsidiaries will remit such payments to the CMBS Subsidiary and the Ladder Investor, as applicable, promptly upon receipt thereof. Notwithstanding its status as owner of the Initial Assets after the Closing, the REIT’s Subsidiaries will not waive or forgive (or otherwise forbear from the enforcement and collection of) such payments.

3.2    The REIT’s Subsidiaries, as applicable, are entitled to (i) all payments of principal on the Initial Assets, as well as any prepayment penalty or premium associated therewith, that are collected by the CMBS Subsidiary or the Ladder Investor, as applicable, on or prior to the Closing Date and due after the Closing Date, (ii) all payments of principal on the Initial Assets, as well as any prepayment penalty or premium associated therewith, that are collected after the Closing Date and due after the Closing Date, and (iii) all payments of interest that represent interest accruing on the Initial Assets on and after the Closing Date and that are collected after the Closing Date. If and to the extent any such payments are received by the CMBS Subsidiary or the Ladder Investor, as applicable, the CMBS Subsidiary and the Ladder Investor, as applicable, will remit such payments to the applicable REIT’s Subsidiary promptly upon receipt thereof.

4.    Deliveries at Closing.

4.1    The CMBS Subsidiary (subject to Section 1.2) and the Ladder Investor, as applicable, shall deliver to the REIT’s Subsidiaries at the Closing: (i) with respect to each of the Initial Assets identified in Exhibit C and Exhibit D, such endorsements, assignment and assumption agreements, participation agreements and other instruments of transfer, including with respect to the CMBS, a form of assignment and assumption and the representations incorporated therein, substantially in the form of Appendix 4B of the MLSA, all in the form satisfactory to the Company, as may be required to vest good title in and to the Initial Assets in the REIT’s Subsidiaries (“Transfer Instruments”), executed by the CMBS Subsidiary and the Ladder Investor, as applicable, and each other required party other than the REIT’s Subsidiaries; (ii) a certificate from each of the CMBS Subsidiary and the Ladder Investor executed by the applicable authorized officers certifying the Deemed Value of the applicable Initial Assets as of the Closing Date, and in the case of any Declined CMBS, as of the subsequent closing date; and (iii) copies of any approvals or consents required, if any, under the underlying loan documents more particularly described on Exhibit C hereto in order to consummate the transfers herein contemplated.

4.2    Holdings shall deliver to the Company at the Closing the Cash Payment by wire transfer of immediately available funds to an account designated by the Company in accordance with written wire instructions delivered by Company to Holdings.

4.3    The Company shall deliver to the Ladder Investor at the Closing: (i) a certificate evidencing the Private Placement Shares; and (ii) to the extent applicable, counterparts of the Transfer Instruments executed by the Company.

5.    Representations and Warranties of the Company. In connection with the issuance and sale of the Private Placement Shares, the Company hereby represents and warrants to the Ladder Investor the following:

5.1    The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Maryland and the Company has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

5.2    All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The issuance and sale by the Company of the Private Placement Shares does not conflict with its organizational documents or any material contract by which the Company or its property or assets is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property or assets.

5.3    Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Ladder Investor will have good title to the Private Placement Shares free and clear of all liens, claims and encumbrances of any kind, other than transfer restrictions hereunder and under other agreements contemplated hereby.

5.4    The Company has a substantive, pre-existing relationship with the Ladder Investor and was directly contacted by the Ladder Investor or its agents outside of the IPO effort. The Company (i) did not identify or contact the Ladder Investor through the marketing of the IPO and (ii) was not independently contacted by the Ladder Investor as a result of the general solicitation by means of the Registration Statement.

6.    Representations and Warranties of Holdings and the CMBS Subsidiary.

Each of Holdings and the CMBS Subsidiary represent and warrant as of the date hereof and as of the date of the transfer of the CMBS Assets to LCR-CMBS, unless specified otherwise to the Company that:

6.1    Such person has not dealt with any person that may be entitled to any commission or compensation in connection with the transfer of the CMBS. The CMBS Subsidiary or the obligor on the promissory note or notes related to each CMBS has paid any and all amounts due to any such person, and neither the Company nor LCR-CMBS shall have responsibility for any payments due any such person.

6.2    As of the date of this Agreement, all of the CMBS described on Exhibit D are owned by the CMBS Subsidiary, the descriptions of the CMBS in Exhibit D are accurate in all material respects and the CMBS Subsidiary has good title to all of the CMBS, free and clear of all liens, except as set forth in Section 6.3.

6.3    As of the Closing Date, other than the liens on the CMBS relating to the borrowings under the MLSA and the Customer Agreements, there will be no Contracts, and each of Holdings and the CMBS Subsidiary will not enter into Contracts, with any other person or entity to sell, transfer, assign or in any manner create a lien on, the CMBS, or to not sell, transfer or assign the CMBS to LCR-CMBS.

6.4    As of the date of the transfer of the CMBS Assets to LCR-CMBS, no consents or approval, other than those that have been obtained or will be obtained on or before the Closing Date, are required for the transfer of the CMBS in accordance with the terms of this Agreement.

6.5    As of the date of the transfer of the CMBS Assets to LCR-CMBS, the Transfer Instruments will be sufficient to convey to LCR-CMBS all right, title and interest in the CMBS in all relevant jurisdictions, except to the extent that a recording or other filing is required to transfer such CMBS.

6.6    To the best of Holdings’ and the CMBS Subsidiary’s knowledge, there is no material default, breach, violation or event of acceleration existing under any CMBS and no event that, with the passage of time, or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration thereunder.

6.7    To the best of Holdings’ and the CMBS Subsidiary’s knowledge, there are no actions, suits or proceedings pending, or known to be threatened, before any court, administrative agency or arbitrator concerning an CMBS or the applicable collateral securing the CMBS (the “CMBS Collateral”) that might materially and adversely affect (i) title to such CMBS, (ii) the validity or enforceability thereof, (iii) the value of the CMBS Collateral as security for the CMBS or (iv) the marketability of such CMBS Collateral.

6.8    The CMBS Subsidiary is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The CMBS Subsidiary has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

6.9    As of the date of the transfer of the CMBS Assets to LCR-CMBS, all action necessary to be taken by each of Holdings and the CMBS Subsidiary to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by each of Holdings and the CMBS Subsidiary in connection with the transactions contemplated hereby has been duly and validly taken or will be duly and validly taken on or before the Closing Date and this Agreement has been duly executed and delivered by each of Holdings and the CMBS Subsidiary. This Agreement constitutes the valid, binding and enforceable obligation of each of Holdings and the CMBS Subsidiary, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The transfer, assignment, conveyance or delivery of all right, title and interest in and to the CMBS does not conflict with the organizational documents of Holdings or the CMBS Subsidiary or, as of the date of the transfer of the CMBS Assets to LCR-CMBS, will not conflict with any material contract by which Holdings or the CMBS Subsidiary or its property, CMBS or other assets is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to Holdings or the CMBS Subsidiary or its property or assets.

7.    Representations and Warranties of the Ladder Investor. The Ladder Investor hereby represents and warrants as of the date hereof unless specified otherwise to the Company that:

7.1    Ladder Investor has not dealt with any person that may be entitled to any commission or compensation in connection with the transfer of the Whole Loans. The Ladder Investor or the obligor on the promissory note or notes related to each Whole Loan has paid any and all amounts due to any such person, and neither the Company nor LCR shall have responsibility for any payments due any such person.

7.2    All of the Whole Loans described on Exhibit C are owned by the Ladder Investor, the descriptions of the Whole Loans in Exhibit C are accurate in all material respects and the Ladder Investor has good title to all of the Whole Loans, free and clear of all liens.

7.3    There will be no Contracts and the Ladder Investor will not enter into Contracts, with any other person or entity to sell, transfer, assign or in any manner create a lien on, the Whole Loans, or to not sell, transfer or assign the Whole Loans to LCR.

7.4    No consents or approval, other than those that have been obtained or will be obtained on or before the Closing Date, are required for the transfer of the Whole Loans in accordance with the terms of this Agreement.

7.5    The Transfer Instruments will be sufficient to convey to LCR all right, title and interest in the Whole Loans in all relevant jurisdictions, except to the extent that a recording or other filing is required to transfer such Whole Loans.

7.6    To the best of the Ladder Investor’s knowledge, there is no material default, breach, violation or event of acceleration existing under any Whole Loan and no event that, with the passage of time, or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration thereunder.

7.7    To the best of the Ladder Investor’s knowledge, there are no actions, suits or proceedings pending, or known to be threatened, before any court, administrative agency or arbitrator concerning an Whole Loans or the applicable collateral securing the Whole Loans (the “Whole Loan Collateral”) that might materially and adversely affect (i) title to such Whole Loans, (ii) the validity or enforceability thereof, (iii) the value of the Whole Loan Collateral as security for the Whole Loans or (iv) the marketability of such Whole Loan Collateral.

7.8    All action necessary to be taken by the Ladder Investor to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Ladder Investor in connection with the transactions contemplated hereby has been duly and validly taken or will be duly and validly taken on or before the Closing Date and this Agreement has been duly executed and delivered by the Ladder Investor. This Agreement constitutes the valid, binding and enforceable obligation of the Ladder Investor, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The transfer, assignment, conveyance or delivery of all right, title and interest in and to the Whole Loans and the purchase of the Private Placement Shares does not conflict with the organizational documents of the Ladder Investor or as of the Closing Date will not conflict with any material contract by which the Ladder Investor or its property, Whole Loans or other assets is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to the Ladder Investor or its property or assets.

7.9    The Ladder Investor is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. The Ladder Investor has accurately completed the Accredited Investor Questionnaire attached hereto as Exhibit A indicating the basis for such Ladder Investor’s accredited investor status.

7.10    The Private Placement Shares are being acquired for the Ladder Investor’s own account, only for investment purposes and not with a view to, or for resale in connection with, any public distribution or public offering thereof within the meaning of the Securities Act.

7.11    The Ladder Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Ladder Investor has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

7.12    The Ladder Investor understands and acknowledges that (i) the offering of the Private Placement Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of the Private Placement Shares is exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D thereof and exempt from registration pursuant to applicable state securities or blue sky laws and, therefore, the Private Placement Shares will be characterized as “restricted securities” under the Securities Act and such laws and may not be sold unless the Private Placement Shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

7.13    The Ladder Investor has a substantive, pre-existing relationship with the Company and was directly contacted by the Company or the Company’s agents outside of the IPO effort. The Ladder Investor (i) was not identified or contacted through the marketing of the IPO and (ii) did not independently contact the Company as a result of the general solicitation by means of the Registration Statement.

7.14    The Ladder Investor (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Ladder Investor’s prospective investment in the Private Placement Shares; (ii) has the ability to bear the economic risks of the Ladder Investor’s prospective investment; and (iii) has not been offered the Private Placement Shares by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium.

8.    Restriction on Sale of Private Placement Shares. The Private Placement Shares will be subject to the terms and conditions of the lock-up agreement, dated as of October [    ], 2009, by and between the Ladder Investor, J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC and set forth on Exhibit F hereto.

9.    Registration Rights Agreements. As a further inducement for the Ladder Investor to purchase the Private Placement Shares, at the time of the completion of the IPO, the Company and the Ladder Investor shall enter into a registration rights agreement, substantially in the form of Exhibit B hereto, pursuant to which the Company will grant certain registration rights to the Ladder Investor relating to the Private Placement Shares. In addition, at or prior to the closing of the purchase and sale of the Contingent Shares, the Ladder Investor shall have received the favorable opinion of Clifford Chance US LLP or Venable LLP, counsel for the Company, substantially in the form of Exhibit E hereto.

10.    Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement or their obligations hereunder.

11.    Amendments. This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

12.    Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

13.    Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereby waive any objection to such exclusive jurisdiction and agree not to plead or claim that such courts represent an inconvenient forum.

14.    Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

15.    Legends. Each certificate, if any, representing the Private Placement Shares shall be endorsed with the following legend or a substantially similar legend:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and are “restricted securities” as defined in Rule 144 promulgated under the Securities Act. The securities may not be sold or offered for sale or otherwise distributed except (i) in conjunction with an effective registration statement for the shares under the Securities Act of 1933, as amended, or (ii) pursuant to an opinion of counsel, satisfactory to the company, that such registration or compliance is not required as to said sale, offer, or distribution. The securities represented by this certificate are subject to the terms and conditions of the lock-up agreement, dated as of [        ], 2009, by and between Ladder Capital Realty Finance Holdings LLC, J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC.”

16.    Severability. In case any provision of this Agreement shall be found by a court of law to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

17.    Further Assurances. From time to time following the Closing, Holdings, the Ladder Investor and/or the CMBS Subsidiary, as applicable, shall execute and deliver, or cause to be executed and delivered, to the Company or the REIT’s Subsidiaries, as applicable, such other documents or instruments of conveyance and transfer as the Company may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in the REIT’s Subsidiaries the Initial Assets, or in order to fully effectuate and to implement the purposes, terms and provisions of this Agreement.

18.     Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

LADDER CAPITAL REALTY FINANCE INC

By:
Name:
Title:

LADDER CAPITAL FINANCE HOLDINGS LLC

By:
Name:
Title:

LADDER CAPITAL REALTY FINANCE HOLDINGS LLC

By:
Name:
Title:

LADDER CAPITAL FINANCE PORTFOLIO LLC

By:
Name:
Title: